REVOCABLE PROXY
                           PAR TECHNOLOGY CORPORATION



[ X ]  PLEASE MARK VOTES AS IN THIS EXAMPLE


                    PROXY FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 23, 2002

          This proxy is solicited on behalf of the Board of Directors


The undersigned  shareholder of PAR TECHNOLOGY  CORPORATION hereby appoints JOHN
W. SAMMON, JR., CHARLES A. CONSTANTINO and SANGWOO AHN or any one of them, jointly or severally, proxies with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2002 Annual Meeting of Shareholders to be held on May 23, 2002 at 10:00 AM, Local Time, at the Wyndham Boston Hotel, 89 Broad Street, Boston, Massachusetts, and at any adjournment thereof, for the election of a Director and upon the proposal set forth and more particularly described in the accompanying Notice of Annual Meeting and Proxy Statement and upon such other matters that may properly come before the meeting. The undersigned hereby instructs said proxies to vote as follows:

1. ELECTION OF DIRECTOR - Nominee:  James A. Simms

[  ]  FOR
[  ]  WITHHOLD

2. PROPOSAL TO RATIFY SELECTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT ACCOUNTANTS FOR THE COMPANY FOR THE YEAR 2002.

[  ]  FOR
[  ]  AGAINST
[  ]  ABSTAIN

The Board of Directors  recommends a vote FOR Items 1 and 2

I PLAN TO ATTEND THE ANNUAL MEETING  [  ]


UNLESS OTHERWISE INSTRUCTED ABOVE, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS SET FORTH ABOVE


Electronic  Delivery of Proxy  Materials
If you wish to receive future annual reports and proxy materials via the Internet, please send an email with "On-Line Proxy Materials" in the subject line to: investor_relations@partech.com.

If signing as attorney, executor, administrator, trustee or guardian, please give full title as such and if signing for a corporation, please give your title. When shares are in the name of more than one person, each should sign the proxy.

Please be sure to sign and date this Proxy in the box below.





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Stockholder sign above                          Date



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Co-holder (if any)sign above                    Date



    Detach above card, sign, date and mail in postage paid envelope provided.

                           PAR TECHNOLOGY CORPORATION

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